Exhibit 99.1
News Release

Contacts:	Randy Belote (Media)
randy.belote@ngc.com
(703) 875-8525

Paul Gregory (Investors)
paul.gregory@ngc.com
(310) 201-1634
Northrop Grumman Completes Spin-off of Huntington Ingalls Industries, Inc.
     LOS ANGELES — March 31, 2011 — Northrop Grumman Corporation (NYSE: NOC) today announced that it has completed the previously announced spin-off of its subsidiary Huntington Ingalls Industries, Inc. (NYSE: HII). Northrop Grumman stockholders of record at the close of business of the New York Stock Exchange (NYSE) on March 30, 2011, received one share of HII common stock for every six shares of Northrop Grumman common stock held. Stockholders will receive cash in lieu of fractional shares of HII. As a result of the spin-off, Northrop Grumman will report Shipbuilding financial results as discontinued operations for the 2011 first quarter and all prior periods.
     “Today’s completion of the separation of Huntington Ingalls from Northrop Grumman is an important milestone benefitting both companies. We thank HII for their many contributions to our company and the defense of our nation, and wish them the best as an independent company,” said Wes Bush, Northrop Grumman chief executive officer and president.
     “Northrop Grumman will now be focused on its core markets of aerospace systems, electronic systems, information systems and technical services. Our portfolio has tremendous capability, technology and synergy across these areas, and we are fully dedicated to delivering innovative and mission-critical systems and products. Going forward, we will create value for shareholders, customers and employees through a more focused portfolio and continued performance improvement,” Bush concluded.
     The distribution of HII shares will be made in book entry form and no action or payment by Northrop Grumman stockholders of record is required to receive HII shares. No physical share certificates of HII will be issued. An information statement containing details of the spin-off and important information about HII was mailed to Northrop Grumman stockholders on March 21, 2011.
     The HII spin-off has been structured to qualify as a tax-free distribution to Northrop Grumman stockholders for U.S. Federal tax purposes, except for the cash received in lieu of fractional shares. Northrop Grumman stockholders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the HII spin-off.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com/media

Northrop Grumman Completes Spin-off of Huntington Ingalls Industries, Inc.
     Credit Suisse served as lead financial advisor and joint lead financing arranger. Perella Weinberg Partners served as financial advisor. JPMorgan Chase served as joint lead financing arranger. Gibson, Dunn & Crutcher served as legal advisor.
     Northrop Grumman is a leading global security company whose 75,000 employees provide innovative systems, products and solutions in aerospace, electronics, information systems, and technical services to government and commercial customers worldwide. Please visit www.northropgrumman.com for more information.
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Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements due to factors such as: the effect of economic conditions in the United States and globally; access to capital; future sales and cash flows; changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, changes in import and export policies, and changes in customer short-range and long-range plans); and other risk factors disclosed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. Any such risks or uncertainties could cause our results to differ materially from those expressed in forward-looking statements.
You should not put undue reliance on any forward-looking statements in this release. These forward-looking statements speak only as of the date of this release and we undertake no obligation to update any forward-looking statements after we distribute this release.
0311-145

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com/media